UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 5, 2005

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)
On June 28, 2005, and pursuant to a recommendation from its Audit Committee as a cost-effectiveness measure, the Board of Directors of Precision Optics Corporation Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended June 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended June 30, 2004, and the subsequent interim period through June 28, 2005, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in their opinions, or (2) reportable events.

(b)
Effective June 28, 2005, the Audit Committee recommended and the Board of Directors approved the engagement of Vitale Caturano & Company Ltd. (“Vitale Caturano”) as the Company’s independent accountants for the fiscal year ending June 30, 2005, effective upon the final execution of an engagement letter. The Company's management and the members of the Audit Committee of the Company's Board of Directors believe that the engagement of Vitale Caturano will permit the Company to obtain similar audit services at a lower cost to the Company.

During the two most recent fiscal years and through June 28, 2005, the Company did not consult with Vitale Caturano regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter that was either the subject of disagreement or identified in response to Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibit Number  Title

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated July 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: July 5, 2005	By:	/s/ R. Michael Arbon
Name: R. Michael Arbon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated July 5, 2005, filed herewith.